                                                                    Exhibit 4.16

                      RESTRICTED STOCK PURCHASE AGREEMENT
                      -----------------------------------

     THIS RESTRICTED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of
                                                     ---------
the 26th day of February, 1997, by and between OraPharma, Inc., a Delaware corporation (the "Corporation"), and Oak Investment Partners VI, Limited
                  -----------
Partnership, a Connecticut limited partnership ("Founder").
                                                 -------


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Founder wishes to purchase 365,473 shares of the Corporation's Common Stock, $.001 par value per share (the "Common Stock"); and
                                              ------------

     WHEREAS, the Corporation has agreed to sell Founder 365,473 shares of Common Stock at a purchase price of $.001 per share (the "Original Cost Per
                                                          -----------------
Share"), subject to the terms and provisions of this Agreement.
-----

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     SECTION 1.     Definitions.
                    -----------

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Founding Members" shall mean Oak VI Affiliates Fund, Limited Partnership
      ----------------
and Scheer Investment Holdings I, L.L.C.

     "Person" shall mean and include a natural person, a corporation, a
      ------
partnership, a limited liability company, a trust, an unincorporated organization, an educational institution, a government or any department, agency or political subdivision thereof, or any other entity.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any
      --------------
successor statute and the rules and regulations of the Securities and Exchange Commission thereunder, as shall be in effect at the applicable time.

     "Shares" shall mean the 365,473 shares of Common Stock purchased by Founder
      ------
hereunder.

     "Stockholders Agreement" shall mean the Stockholders Agreement dated as of
      ----------------------
even date herewith by and among the Corporation, Founder, the Founding Members and the Purchasers.

     "Transfer" shall include any direct or indirect sale, assignment, transfer,
      --------
pledge (but not including a pledge in favor of the Corporation), hypothecation or other disposition of any Shares or of any legal or beneficial interest therein.

     SECTION 2.     Sale to Founder of Common Stock.  Subject to the terms and
                    -------------------------------
conditions contained herein, the Corporation hereby sells, transfers and assigns to Founder, and Founder hereby purchases from the Corporation, the Shares. The Corporation hereby acknowledges receipt from Founder of payment of the Original Cost Per Share (or $365.47 in the aggregate).

     SECTION 3.     Legend on Shares and Notice of Transfer.  Founder hereby
                    ---------------------------------------
acknowledges and agrees that the issuance by the Corporation of the Shares hereunder is subject to the execution by Founder of the Stockholders Agreement. Founder hereby acknowledges and agrees that the Shares shall be bear such legends as are required pursuant to the terms of the Stockholders Agreement.

     SECTION 4.     Restrictions on Transfer.  Founder agrees that it shall not
                    ------------------------
Transfer any of its Shares except as provided in the Stockholders Agreement.

     SECTION 5.     Representations.
                    ---------------

     5.1  Representations of Founder.  In connection with Founder's purchase of
          --------------------------
the Shares, Founder hereby represents and warrants to the Corporation as follows:

          (a) Investment Intent; Capacity to Protect Interests.  Founder is
              ------------------------------------------------
purchasing the Shares solely for its own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. Founder also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for its account only, and neither in whole or in part for any other person.

          (b) Restricted Securities.  Founder understands and acknowledges that
              ---------------------
the sale of the Shares has not been registered under the Securities Act; that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and that the Corporation is under no obligation to register the Shares.

          (c) Disposition under Rule 144.  Founder understands that the Shares
              --------------------------
are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of purchase of any payment for the Shares, and even then will not be available unless (i) a public trading market then exists for the Shares, (ii) adequate information concerning the Corporation is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

          (d) Accredited Investor.  Founder is an "accredited investor", as
              -------------------
defined in Rule 501 under the Securities Act.

     5.2  Representations of the Corporation.  The Corporation represents to
          ----------------------------------
Founder that:

          (a) The execution, delivery and performance by the Corporation of this Agreement and all transactions contemplated by this Agreement have been duly authorized by all action required by law, its Certificate of Incorporation, its Bylaws or otherwise.

          (b) This Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms.

     SECTION 6.     Withholding.  Upon the request of the Corporation, Founder
                    -----------
shall promptly pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares (or any distributions of other securities or property (including cash) thereon or issued in replacement thereof).

     SECTION 7.     Remedies.  In case any one or more of the covenants and/or
                    --------
agreements set forth in this Agreement shall have been breached by any party hereto, the party entitled to the benefit of such covenants or agreements may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, (a) an action for damages as a result of any such breach, (b) an action for specific performance of any such covenant or agreement contained in this Agreement, and/or (c) a temporary or permanent injunction, in any case without showing any actual damage. The rights, power and remedies of the parties under this Agreement are cumulative and not exclusive of any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. Any purported Transfer in violation of the provisions of this Agreement shall be null and void ab initio.
                                                                     -- ------

     SECTION 8.     Successors and Assigns.  Except as otherwise expressly
                    ----------------------
provided herein, this Agreement shall bind and inure to the benefit of the Corporation, Founder, the respective successors or heirs, distributees and personal representatives and permitted assigns of the Corporation and Founder, and each other person who shall properly become a registered holder of any Shares that have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or Rule 144 or Rule 144A (or any similar or successor rule).

     SECTION 9.     Entire Agreement.  This Agreement contains the entire
                    ----------------
agreement among the parties with respect to the subject matter hereof and supersedes other prior and contemporaneous arrangements or understandings with respect thereto.

     SECTION 10.    Notices.  All notices, consents and other communications
                    -------
under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) one (1) business day after the business day of transmission, if sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
(c) one (1) business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses or telecopy numbers as a party may designate as to itself by notice to the other parties):

     (a)  If to Founder:

             Oak Investment Partners
             One Gorham Island
             Westport, Connecticut 06880
             Telecopier No.: (203) 226-8346
             Attention: Eileen M. More

          with a copy to:

             O'Sullivan Graev & Karabell, LLP
             30 Rockefeller Plaza
             New York, New York 10112
             Telecopier No.: (212) 408-2420
             Attention: Julie M. Allen, Esq.

     (b)  If to the Corporation:

             OraPharma, Inc.
             1200 Route 22 East
             Suite 2000
             Bridgewater, NJ 08807
             Attention: Chief Executive Officer
             Telecopier No.: 908-806-6199

          with a copy to:

             Sills Cummis Zuckerman Radin
             Tischman Epstein & Gross, P.A.
             One Riverfront Plaza
             Newark, New Jersey 07102
             Telecopier No.: (201) 643-6500
             Attention: Ira A. Rosenberg, Esq.

     SECTION 11.      Changes.  The terms and provisions of this Agreement may
                      -------
not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, without the prior written consent of each of the parties hereto.

     SECTION 12.      Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 13.      Headings.  The benefits of the various sections of this
                      --------
Agreements have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 14.      Nouns and Pronouns.  Whenever the context may require, any
                      ------------------
pronouns used herein shall include the corresponding masculine feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 15.      Severability.  Any provision of this Agreement that is
                      ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 16.      Governing Law; Jurisdiction.  This Agreement and (unless
                      ---------------------------
otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of New Jersey, without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


WITNESS                             ORAPHAMRA, INC.


/s/ Dorinda Alevritis               By:  /s/ Michael Kishbauch
------------------------------           ------------------------------------


WITNESS                             OAK INVESTMENT PARTNERS VI,
                                    LIMITED PARTNERSHIP

                                    By:  Oak Associates VI, L.L.C.


/s/ Elaine C. Phillips              By:  /s/ Eileen M. More
------------------------------           ------------------------------------
                                              Eileen M. More, Managing
                                              Member